                                                       CONSENT OF
                                       INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Baring Japan Fund:

We consent to the use in this Registration Statement of Oppenheimer Baring Japan Fund, of our report dated January 11, 2007, included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information."

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
January 11, 2007